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                                                                 EXHIBIT 10.9(a)

                              AMENDED AND RESTATED
                         AMENDMENT NO. ONE TO THE LOAN
                             AND SECURITY AGREEMENT
                        CONCURRENT COMPUTER CORPORATION

     This Amended And Restated Amendment No. One To The Loan And Security Agreement (the "Amendment") is entered into this 17th day of October, 1995, by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Borrower"), whose chief executive office is located at 2 Crescent Place, Oceanport, New Jersey 07757 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                     FACTS

     FACT ONE: Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of June 29, 1995 (the "Agreement").

     FACT TWO: Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

     NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

     1. Subsection (g) of the Definition "Eligible Accounts" under Section 1.1 of the Agreement is hereby amended in its entirety to read as follows: "(g) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, and with respect to (i) from June 30, 1995 through July 31, 1995, Cubic Defense Systems, whose total obligations to Borrower exceed fifteen percent (15%) and Arinc, whose total obligations to Borrower exceed twenty percent (20%) and (ii) commencing August 1, 1995, Cubic Defense Systems, whose total obligations to Borrower shall revert to ten percent (10%) and Airinc Systems, whose total obligations to Borrower shall revert to fifteen percent (15%); provided, however, that accounts owed by the Illinois Department of Public Aid, Loral, Lockheed, Airinc, Boeing Co., Grumman Aircraft, Martin Marietta Corp., and other accounts that may be approved from time to time by Foothill may be eligible up to a maximum, per Account Debtor, of fifteen percent (15%) of all Eligible Accounts, so long as they are otherwise eligible hereunder;".

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     2. Foothill shall charge Borrower's loan account a fee in the amount of
Five Hundred Dollars ($500.00). Said fee shall be earned at the time of payment and shall be non-refundable.

     3. This Amendment amends, restates and supersedes in its entirety that certain Amendment No. One To The Loan And Security Agreement by and between Foothill and Borrower dated August 15, 1995.

     4. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION              CONCURRENT COMPUTER
                                           CORPORATION



By  /s/ Lisa M. Gonzales                 By  /s/ Roger J. Mason
  ---------------------------               ----------------------------------
       Lisa M. Gonzales                      Roger J. Mason
Its  Assistant Vice President            Its Vice President Finance and
   --------------------------                ---------------------------------
                                             Treasurer Chief Financial Officer